Page 2 of 2 year and is pro-rated depending upon date-of-hire in accordance Luna’s policy. Detailed benefit information will be supplied to you under separate cover. Please do not hesitate to contact me in the meantime should you have any questions regarding the Luna benefits package. This offer (and its enforceability) is subject to you and Luna entering into a confidentiality agreement in standard form for employees and agreements in respect of the RSUs. This offer is also contingent upon successful completion of a background check, including a check of your employment references. This offer can be rescinded at any time and, after acceptance, may be voided based upon data received in the background check. Your employment with Luna is at will. This means your employment is for an indefinite period of time and it is subject to termination by you or Luna with or without cause, with or without notice, and at any time. Nothing in this letter or any other document of Luna shall be interpreted to be in conflict with or to eliminate or modify in any way, the at will employment status of Luna employees. This letter shall be interpreted in accordance with the laws of the Commonwealth of Virginia. Any dispute arising hereunder or related hereto shall be exclusively settled by binding arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The location for the arbitration shall be the Roanoke, Virginia area. Any award rendered by such process shall be final, binding and conclusive on the parties for all purposes and shall be kept confidential, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. We think you will find the position professionally stimulating and challenging and believe that your contributions will greatly enable Luna’s growth and success. Should you have questions relative to our offer of employment or if you require further information, do not hesitate to contact me. We hope to receive a written affirmative response by close of business within five business days from the date of this offer. Please send your response to me at hartmanne@lunainc.com. Sincerely, /s/ Eva M. Hartmann Eva M. Hartmann SVP of Human Resources I accept this offer of employment with Luna Innovations. _______________________________ (Signature) _______________________________ (Printed Name) ________________________________ (Date) /s/ William Phelan William Phelan 10/14/2024